EXHIBIT 10.63

                             MEMORANDUM OF AGREEMENT

This memorandum confirms an agreement between VERTICAL COMPUTER SYSTEMS ("VCSY")
and  STRATEGIC  MEDIA  ALLIANCE,   INC.  "SMA"),  with  respect  to  WORLDBRIDGE
WEBCASTING  LLC.  and VCSY's  obligations  to SMA.

1. VCSY's Obligations. The amended terms set forth below shall be predicated on VCSY's obligation to continue to make its bi-monthly payments of $5,000.00 to Strategic Media Alliance through June 2002.

2. Amended Terms. The parties hereby agree to amend the terms of the WorldBridge Webcasting LLC Operating Agreement, dated, June 19, 2001, as follows:

      a. With respect to the World Bridge Webcasting LLC, Vertical's "Percentage Interest" shall be 49% and SMA's "Percentage Intersest" shall be 51%.

      b. VCSY shall have no obligation or responsibility to provide office space and bookkeeping services to WorldBridge Webcasting.

      c. The $100,000 still outstanding as a capital contribution to the World Bridge Webcasting LLC shall be paid on or before January 15, 2002. In the event that VCSY does not make such payment by January 15, 2002, VCSY's "Percentage Interest" shall be reduced to 25%.

The parties hereby agree to the terms contained herein on the date first set forth above.

ACCEPTED AND AGREED:



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Richard Wade
Vertical Computer Systems, Inc.


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Chuck Ashman
Strategic Media Alliance, Inc.